Exhibit 10.66

                                                          [Handwritten initials]

                            AMENDMENT AGREEMENT NO. 1
                        TO 9.5% CONVERTIBLE SECURED NOTE

THIS AMENDMENT AGREEMENT NO. 1 (the "Amendment Agreement") is made this 10th day of March 2003,

BY AND AMONG:

(1) FX Energy, Inc., a Nevada corporation, having its principal place of business 3006 Highland Drive, Salt Lake City Utah 84106 USA (the "Company"); and

(2) Rolls-Royce Power Ventures Limited, a limited liability company organised under the laws of England, having its principal place of business at Allington House, 150 Victoria Street, London SW1E 5LB, England (the "Holder").

WHEREAS the Company entered into a 9.5% Convertible Secured Note in the aggregate amount of US$5,000,000 on March 9, 2001 (the "Note") and deliver the Note to the Holder;

WHEREAS the Company and the Holder have decided to amend the terms and conditions of the Note;

NOW, THEREFORE, in consideration of the mutual benefits to be derived herefrom and the undertakings contained herein, the Company and the Holder hereby agree as follows:

1.       Interpretation

All capitalised terms used in this Amendment Agreement for which definitions are not provided shall have the meanings given such terms in the Note. This Amendment Agreement is hereby incorporated into and made a part of the Note as if the terms thereof and hereof were set forth therein.

2.       Extension of the Maturity Date of the Note

A. In consideration of the payment by the Company of an extension fee of US$100,000 (the "Extension Fee"), the Holder agrees to modify the Conditions of the Note as set forth in Section 3 of this Amendment Agreement so long as no other Event of Default has occurred and is continuing. The Extension Fee shall be paid on the earlier of (i) the date on which the Company receives any proceeds from any equity subscription or debt offering by the Company and (ii) May 31, 2003.

B. If the Company calls a portion of the Note for early repayment pursuant to Clause 6 of the Conditions, and such early repayment is in an amount not less than US$2,000,000, the Holder will agree to extend the maturity date of the Note, as set forth in Clause 5 of the Conditions until December 31, 2003.

3.       Amendments to the Conditions of the Note.

The Conditions of the Note shall be amended as set forth below with effect from the date of this Amendment Agreement:

A. Clause 1 of the Conditions is amended by inserting the following definitions:

         "CalEnergy" means CalEnergy Power (Polska) Sp. Z o.o.

         "Farmout Contract" means the Farmout Agreement entered into by and between FXEP and CalEnergy dated 9th January 2003.

B. Clause 4 of the conditions is amended by (i) deleting the words "until repayment in full" in the third line thereof and inserting in their place the words "until the second anniversary of the Issuance Date" and
         (ii) inserting immediately after the words "per year," in the fourth line thereof in the following sentence:

         "From the second anniversary of the Issuance Date until repayment in full, this Note will accrue interest at a rate of twelve percent (12%) per year."

C. Clause 5 of the Conditions is amended by deleting the first sentence thereof and inserting in its place the following sentence:

         "The Company promises to pay principal and interest on this Note in arrears on May 31, 2003 in a single installment of the total amount outstanding."

D. Clause 6 of the Conditions is amended by adding the following sentence at the end thereof:

         "Upon receipt of the gross proceeds of any equity subscription or debt offering, the Company shall be required to redeem the Note in an amount not less than forty percent (40%) of such gross proceeds; provided, that the minimum redemption amounts set forth above shall not be applicable to any mandatory redemption pursuant to this sentence."

E. Clause 7 of the Conditions is amended by deleting subclause 7.1 in its entirety and inserting in its place the following subclause:

         "7.1 The Holder has the right, exercisable at any time after the date hereof, to convert all or any part of the outstanding principal payable by the Company on the Note into shares of common Stock (the "Shares") at the Conversion Price, except that if the Note, or any part thereof is called for early repayment pursuant to Section 6, the conversion right will terminate with respect to the portion of the Note so prepaid on receipt by the Holder of the notice of redemption. The conversion right shall terminate upon the payment in full of the Note. No interest shall be payable on any principal amount converted into Shares, and if any interest shall have been paid on such principal, it shall be repaid to the company at the time of Conversion."

F. Clause 7.2 of the Conditions is amended by deleting the first sentence thereof and inserting in its place the following sentence:

         "The "Conversion Price" shall be US$3.42 per share."(1)

G. Clause 10.1 of the conditions is amended by (I) deleting the word "or" at the end of subclause (f) thereof, (ii) deleting the period at the end of subclause (g) thereof and inserting in its place semi-colon and
         (iii) inserting immediately after subclause (g) the following new subclauses:

         "(h) the Company amends, or permits any amendment of or modification to, the Farmout Agreement without the prior written consent of he Holder; or

         (i) the Company agrees or approves any "Minimum Earned Acreage" as such term is defined in the Farmout Agreement without the prior written consent of the Holder."

--------
(1) Closing price of shares as reported on Nasdaq for day prior to signing to be inserted.

H. The Conditions are amended by inserting a new clause 24 at the end thereof, which shall read as follows:

         "24.     Fences Area and Activities

         The Holder shall have the right to witness and inspect any drilling activity conducted in the Fences Area at any time during normal business hours. The Company shall provide the Holder with monthly progress reports in form and substance satisfactory to the Holder detailing all activities undertaken by or on behalf of the Company in the Fences Area. The Company shall provide the Holder with copies of the minutes of all operational meetings involving FXEP and POC and/or CalEnergy Power (Polska) Sp. z o.o.

4.       Additional Agreements.

The Holder and the Company further agree as follows:

A. Except as expressly set forth in this Amendment Agreement, all other provisions of the Note remain unmodified and in full force and effect.

B. The Company shall cause FXEP to assign to RRPV all of its right, title and interest in and to the proceeds of the Farmout Agreement. Such assignment shall be in form and substance satisfactory to the Holder and such assignment shall be executed and effective no later than 20 days after the date of this Agreement; provided, that such assignment shall not apply to any payments made to FXEP by CalEnergy under the Farmout Agreement that FXEP immediately transfers to POGC to reimburse POGC for the costs of drilling wells and/or conducting geological or geophysical work on behalf of FXEP and CalEnergy. The Holder shall apply any proceeds received pursuant to such assignment to the prepayment of the Note.

C. The Company shall pledge, or shall cause FXEP or any of its other affiliates to pledge, to the Holder any rights to new concession areas granted to the Company, FXEP or any of their respective affiliates by POGC.

D. Within 20 days from the date on which the Minimum Earned Acreage in respect of the First Earning Well (as such terms are defined in the Farmout Agreement) is agreed by FXEP and CalEnergy and approved by the Holder, the Holder shall enter into a consent in the form of Exhibit 1 to this Amendment Agreement for purposes of releasing its lien on the rights and receivables of FXEP arising out of the Relevant Agreements (as such term is defined in each of the Security Agreements) insofar as such lien otherwise would attach to the interest in the rights and receivables to be earned by CalEnergy under the Farmout Agreement in the approved Minimum Earned acreage for the First Earning Well; provided, notwithstanding the foregoing, that the Holder shall not be required to release any portion of its lien pursuant to this paragraph D unless and until the Company has provided the Holder with evidence satisfactory to the Holder that all governmental consents, if any, required in connection with the transfer by FXEP of any of its the rights and receivables to CalEnergy under the Farmout Agreement have been obtained.

E. Within 20 days from the date on which (i) the Borrower notifies the Holder that CalEnergy has exercised its option under the Farmout Agreement to drill the Second Earning Well and (ii) the Borrower makes a prepayment of the Note in an amount not less than $1,000,000, and
         (iii) the Minimum Earned Acreage in respect of the Second Earning Well (as such terms are defined in the Farmout Agreement) is agreed by FXEP and CalEnergy and approved by the Holder, the Holder shall enter into a consent in the form of Exhibit 2 to this Amendment Agreement for purposes of releasing its lien on the rights and receivables of FXEP arising out of the Relevant Agreements insofar as such lien otherwise would attach to the interest in the rights and receivables to be earned by CalEnergy under the Farmout Agreement in the approved Minimum Earned Acreage for the Second Earning Well; provided, notwithstanding the foregoing, that the Holder shall not be required to release any portion of its lien pursuant to this paragraph E unless and until the Company has provided the Holder with evidence satisfactory to the Holder that all governmental consents, if any, required in connection with the transfer by FXEP of any of its the rights and receivables to CalEnergy under the Farmout Agreement have been obtained.

F. The Holder will release all of its liens on the rights and receivables of FXEP upon payment in full of all amounts outstanding under the Note.

G. The Holder will not be responsible for any delays caused by the courts in Poland in effecting the release of liens under paragraphs D E and F above.

H. The Company shall maintain complete and accurate books, records and accounts relating to all activities relating to the First Earning Well and the Second Earning Well. Such books records and accounts shall be separate from the any other books, accounts and records of the Company. The Holder shall have the right to inspect and audit such books, records and accounts at any time until all amounts outstanding under the Note have been paid in full. The cost of any such audit shall be borne by the Company.

I. The Company shall reimburse the Holder for all out-of-pocket expenses, including reasonable legal fees, incurred by Holder in connection with the preparation and execution of this Amendment Agreement and the transactions contemplated hereby.

IN WITNESS whereof the parties have caused their authorized representatives to enter into this Amendment Agreement on the day and year first before written.

For and on behalf of
FX Energy, Inc.

/s/ David N. Pierce
------------------------
Name: David N. Pierce
Title: President

For and on behalf of
Rolls-Royce Power Ventures Limited

/s/ John B. Cheatham
------------------------
Name: John B. Cheatham
Title: Director

                                    EXHIBIT 1

To:

FX Energy Poland sp. z o.o.
Al Jana Pawla II 29
00-867 Warsaw, Poland

CalEnergy Power (Polska) sp. z o.o.
ul. Niedzwiedzia 8C
02-737 Warsaw, Poland

                  CONSENT TO TRANSFER OF RIGHTS AND RECEIVABLES

         Being duly authorised to represent Rolls-Royce Power Ventures Limited with its registered office in London, United Kingdom (hereinafter, "RRPV"), we hereby represent as follows:

         WHEREAS, on 9 March 2001, RRPV, as the pledgee, entered with FX Energy Poland sp. z o.o. with its registered office in Warsaw, Poland ("FXEP"), as the pledgor, into the following registered pledge agreements: the Agreement for Registered Pledge of Receivables No 1, the Agreement for Registered Pledge of Receivables No 3 and the Agreement for Registered Pledge of Receivables No 4, pursuant to which agreements and the decisions of the District Court for the Capital city of Warsaw, XVIII Economic Division of the Registry of Pledge, dated 13 August 2001, 11 April 2002, 22 May 2002, 5 June 2002 and 14 August 2002,
respective registered pledges were established and registered in the registry of pledge under the following number 848722, 900604, 908946, 911907, 911909 and
928609;

         WHEREAS, on 23 January 2003, RRPV, as the pledgee, and FXEP, as the pledgor, entered into the Agreement for Registered Pledge of Receivables No 2a (hereinafter jointly with the registered pledge agreements referred to in the immediately preceding section, the "Pledge Agreements"), pursuant to which agreement and the respective decision of the District Court for the Capital City of Warsaw, XVIII Economic Division of the Registry of Pledge (such decision not yet issued), a new registered pledge shall be established (hereinafter, jointly with the registered pledges referred to in the immediately preceding section, the "Registered Pledges");

         WHEREAS, the Registered Pledges encumber the rights and receivables (including future rights and receivables) of FXEP under the following agreements entered into by the latter with Polskie Gornictwo Naftowe i Gazownictwo S.A. with its registered office in Warsaw, Poland (hereinafter, "POGC"); the Natural Gas Sale and Purchase Agreement, Fences Area Fields, Republic of Poland dated 18 December 2000, the Joint Operating Agreement Covering Areas in the Foresudetic Monocline dated 12 May 2000 and the Agreement in Co-operation in Exploration of Hydrocarbons of Foresudetic Monocline dated 11 April 2000 (hereinafter jointly the "Relevant Agreements" and the rights and receivables of FXEP under the Relevant Agreements encumbered with the Registered Pledges, the "Rights and Receivables");

         WHEREAS, pursuant to Art. III Sec. 4 of each of the Pledge Agreements, FXEP may, without the prior written consent of RRPV, neither amend, novate, terminate, renounce or otherwise change or eliminate the Rights and Receivables or the Relevant Agreements nor voluntarily sell, transfer, assign or otherwise dispose of all or any portion of the Rights and Receivables or the Relevant Agreement;

         WHEREAS, FXEP intends to transfer to CalEnergy Power (Polska) sp. z o.o. with its registered office in Warsaw, Poland (hereinafter, "CalEnergy"), on the terms and conditions set forth in the Farmout Agreement dated 9 January 2003 between FXEP and CalEnergy, as subsequently amended (hereinafter, the "Farmout Agreement"), a portion of the Rights and Receivables related to the operation of the First Earning Well (as such term is defined in the Farmout Agreement) located at Zaniemysl location as shown in the map attached hereto as Attachment No 1 (the "Marked Area");

         NOW, THEREFORE, RRPV gives its consent as follows:

1. RRPV consents to the transfer of the portion of the Rights and Receivables related to the operation of the First Earning Well as described above, provided, however, that the transfer of the portion of the Rights and Receivables related to the operation of the First Earning Well shall take place not earlier than [5] (say: [Five]) days from the date hereof; and

2. RRPV consents to the designation of the Marked Area (and only the Marked Area) as the Minimum Earned Acreage (as such term is defined in the Farmout Agreement) in respect of the First Earning Well.

         A transfer of any portion of the Rights and Receivables other than set forth above as well as a transfer of the portion of the Rights and Receivables related to the operation of the First Earning Well, however, made in breach of the respective reservations set forth under Item 1 above, shall be considered to be made without the consent of RRPV and, therefore, null and void pursuant to provisions of Art. 14 of the Law on Registered Pledge and Registry of Pledges dated 6 December 1996 (Journal of Laws of the Republic of Poland No 149, Item 703, as amended).

         RRPV hereby waives any registered pledge that may encumber the rights and receivables acquired by CalEnergy from FXEP in result of the transfers of such rights and receivables as contemplated herein and consented to by RRPV in accordance herewith.

         London, this ___ day of March, 2003.

         On behalf of Rolls-Royce Power Ventures Limited

                                    EXHIBIT 2

To:

FX Energy Poland sp. z o.o.
Al Jana Pawla II 29
00-867 Warsaw, Poland

CalEnergy Power (Polska) sp. z o.o.
ul. Niedzwiedzia 8C
02-737 Warsaw, Poland

                  CONSENT TO TRANSFER OF RIGHTS AND RECEIVABLES

         Being duly authorised to represent Rolls-Royce Power Ventures Limited with its registered office in London, United Kingdom (hereinafter, "RRPV"), we hereby represent as follows:

         WHEREAS, on 9 March 2001, RRPV, as the pledgee, entered with FX Energy Poland sp. z o.o. with its registered office in Warsaw, Poland ("FXEP"), as the pledgor, into the following registered pledge agreements: the Agreement for Registered Pledge of Receivables No 1, the Agreement for Registered Pledge of Receivables No 3 and the Agreement for Registered Pledge of Receivables No 4, pursuant to which agreements and the decisions of the District Court for the Capital city of Warsaw, XVIII Economic Division of the Registry of Pledge, dated 13 August 2001, 11 April 2002, 22 May 2002, 5 June 2002 and 14 August 2002,
respective registered pledges were established and registered in the registry of pledge under the following number 848722, 900604, 908946, 911907, 911909 and
928609;

         WHEREAS, on 23 January 2003, RRPV, as the pledgee, and FXEP, as the pledgor, entered into the Agreement for Registered Pledge of Receivables No 2a (hereinafter jointly with the registered pledge agreements referred to in the immediately preceding section, the "Pledge Agreements"), pursuant to which agreement and the respective decision of the District Court for the Capital City of Warsaw, XVIII Economic Division of the Registry of Pledge (such decision not yet issued), a new registered pledge shall be established (hereinafter, jointly with the registered pledges referred to in the immediately preceding section, the "Registered Pledges");

         WHEREAS, the Registered Pledges encumber the rights and receivables (including future rights and receivables) of FXEP under the following agreements entered into by the latter with Polskie Gornictwo Naftowe i Gazownictwo S.A. with its registered office in Warsaw, Poland (hereinafter, "POGC"); the Natural Gas Sale and Purchase Agreement, Fences Area Fields, Republic of Poland dated 18 December 2000, the Joint Operating Agreement Covering Areas in the Foresudetic Monocline dated 12 May 2000 and the Agreement in Co-operation in Exploration of Hydrocarbons of Foresudetic Monocline dated 11 April 2000 (hereinafter jointly the "Relevant Agreements" and the rights and receivables of FXEP under the Relevant Agreements encumbered with the Registered Pledges, the "Rights and Receivables");

         WHEREAS, pursuant to Art. III Sec. 4 of each of the Pledge Agreements, FXEP may, without the prior written consent of RRPV, neither amend, novate, terminate, renounce or otherwise change or eliminate the Rights and Receivables or the Relevant Agreements nor voluntarily sell, transfer, assign or otherwise dispose of all or any portion of the Rights and Receivables or the Relevant Agreement;

         WHEREAS, FXEP intends to transfer to CalEnergy Power (Polska) sp. z o.o. with its registered office in Warsaw, Poland (hereinafter, "CalEnergy"), on the terms and conditions set forth in the Farmout Agreement dated 9 January 2003 between FXEP and CalEnergy, as subsequently amended (hereinafter, the "Farmout Agreement"), a portion of the Rights and Receivables related to the operation of the Second Earning Well (as such term is defined in the Farmout Agreement) located at [________] location as shown in the map attached hereto as Attachment No 1 (the "Marked Area");

         NOW, THEREFORE, RRPV gives its consent as follows:

1. RRPV consents to the transfer of the portion of the Rights and Receivables related to the operation of the Second Earning Well as described above, provided, however, that the transfer of the portion of the Rights and Receivables related to the operation of the Second Earning Well shall take place not earlier than [5] (say: [Five]) days from the date hereof; and

2. RRPV consents to the designation of the Marked Area (and only the Marked Area) as the Minimum Earned Acreage (as such term is defined in the Farmout Agreement) in respect of the Second Earning Well.

         A transfer of any portion of the Rights and Receivables other than set forth above as well as a transfer of the portion of the Rights and Receivables related to the operation of the Second Earning Well, however, made in breach of the respective reservations set forth under Item 1 above, shall be considered to be made without the consent of RRPV and, therefore, null and void pursuant to provisions of Art. 14 of the Law on Registered Pledge and Registry of Pledges dated 6 December 1996 (Journal of Laws of the Republic of Poland No 149, Item 703, as amended).

         RRPV hereby waives any registered pledge that may encumber the rights and receivables acquired by CalEnergy from FXEP in result of the transfers of such rights and receivables as contemplated herein and consented to by RRPV in accordance herewith.

         London, this ___ day of [_____________], 2003.

         On behalf of Rolls-Royce Power Ventures Limited